UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 27, 2014
(Date of Report - Date of Earliest Event Reported)

First Cash Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19133 (Commission File Number)	75-2237318 (IRS Employer Identification No.)

690 East Lamar Blvd., Suite 400, Arlington, Texas 76011
(Address of principal executive offices, including zip code)

(817) 460-3947
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 8.01 Other Events.

On August 25, 2014, First Cash Financial Services, Inc. (the “Company”) signed and closed a stock purchase agreement to acquire a chain of 47 Mexico-based pawn stores. In a separate transaction that also closed on August 25, 2014, the Company acquired the operating assets of five pawn stores located in Colorado. The Company is immediately consolidating one of the Colorado locations with one of the Company's existing Colorado locations and intends to consolidate a second acquired Colorado location by the end of 2014. On August 26, 2014, the Company entered into an agreement to acquire the operating assets of four pawn stores located in Texas.

The combined purchase price of the three all-cash transactions was approximately $28.5 million, net of cash acquired and subject to certain working capital adjustments. The combined assets of the three acquisitions included approximately $7.5 million in pawn loans outstanding and $7 million of merchandise inventory as of August 26, 2014 (unaudited).

On August 27, 2014, the Company issued a press release announcing the three separate transactions. The full text of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided in this Item 8.01 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release, dated August 27, 2014, announcing the Company completed three acquisitions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 27, 2014	FIRST CASH FINANCIAL SERVICES, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Document
99.1	Press Release, dated August 27, 2014, announcing the Company completed three acquisitions.

3